THIRD RESTATED AND AMENDED
                            ARTICLES OF INCORPORATION
                                       OF
                           U.S. GLOBAL INVESTORS, INC.
                          AS ADOPTED SEPTEMBER 20, 1996

                                    ARTICLE I

     U.S. Global Investors, Inc., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts Third Restated and Amended Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by such Third Restated and Amended Articles of Incorporation and contain no change in any other provision thereof.

                                   ARTICLE II

     The following amendment to the Third Restated and Amended Articles of Incorporation was adopted by the shareholders of the Corporation on the 20th day of September, 1996.

     The amendment changes the name of the corporation in Article One to U.S. GLOBAL INVESTORS, INC. from U.S. (UNITED SERVICES) GLOBAL INVESTORS, INC.

                                   ARTICLE III

     The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Third Restated and Amended Articles of Incorporation which accurately copy the text thereof, as amended:

                           THIRD RESTATED AND AMENDED
                            ARTICLES OF INCORPORATION
                                       OF
                           U.S. GLOBAL INVESTORS, INC.
                          AS ADOPTED SEPTEMBER 20, 1996

                                   ARTICLE ONE

           The name of the corporation is U.S. GLOBAL INVESTORS, INC..

                                   ARTICLE TWO

     The period of its duration is perpetual, unless sooner dissolved according to law.

                                  ARTICLE THREE

     The purposes or purpose for which the corporation is organized are:

     1. To serve as an investment advisor and to manage one or more mutual funds and engage in other investment advisory services permitted by the laws of the State of Texas and the United States of America; to engage in the business of advising others directly and through publications and/or writings as to the advisability of investing in, purchasing or selling securities; to engage in the business of buying and selling securities for its own account.

     2. To provide information, pamphlets and data concerning securities.

     3. To establish, operate and maintain one or more mutual funds, as permitted by the laws of the State of Texas and the United States of America.

     4. To engage in any commercial and industrial enterprises calculated or designed to be profitable to the corporation and in conformity with the laws of the State of Texas; to engage in any business whatsoever either as principal or as agent or as both, or as a syndicate, which the corporation may deem convenient or proper in furtherance of any or the purposes hereinabove mentioned or otherwise; to conduct its business in any lawful manner in any place in the State, Nation, or any place or country in the world whenever desired and upon compliance and in accordance with and pursuant to the laws, rules, statutes, treaties, regulations and customs thereof; and to have and to execute all powers authorized by the laws of the State of Texas under which this corporation is formed, whether expressly set forth in this article or not, as such laws are now in effect, or may at any time hereafter be amended.

                                  ARTICLE FOUR

1. GENERAL. The corporation is authorized to issue three classes of Common Stock, one designated Class A Common Stock, one designated Class B Common Stock, and one designated Class C Common Stock (collectively referred to herein as "Common Stock"). The total number of shares which the corporation is authorized to issue is 11,000,000 shares. The number of shares of Class A Common Stock authorized is 7,000,000 and the par value of each such share is $0.05. The number of shares of Class B Common Stock authorized is 2,250,000, and the par value of each such share is $0.05. The number of shares of Class C Common Stock authorized is 1,750,000, and the par value of each such share is $0.05. The aggregate number of shares of Class B Common Stock and Class C Common Stock authorized is 4,000,000. As provided in Part 3.4 of this Article Four, the Class

B Common Stock may be converted to Class C Common Stock. If and when the conversion right of Class B Common Stock is exercised, allowing shares of Class B Common Stock to be exchanged into Class C Common Stock, the number of authorized shares of Class B Common Stock shall be reduced by the number of Class B shares exchanged into Class C Common Stock shares, thereby allowing the total number of shares of Class B and Class C Common Stock authorized and outstanding to remain constant at all times. Except for the voting and conversion rights set forth in Parts 3.1 and 3.4 of this Article Four, all other rights and preferences of the Class B and Class C Common Stock are equal.

2. CLASS A COMMON STOCK.

     2.1 VOTING RIGHTS. Except as otherwise expressly provided by law, all voting rights shall be in the Class C Common Stock as provided for in paragraph
3.1 below, and none in the Class A Common Stock.

     2.2 DIVIDENDS.

     (1) AMOUNT; PARTICIPATING. In any fiscal year of the corporation, the holders of the Class A Common Stock at the time outstanding shall be entitled to receive, when and as declared by the Board of Directors of the corporation, out of any funds legally available therefor, noncumulative cash dividends in an aggregate amount up to 5% of the corporation's after-tax net earnings for its prior fiscal year. In any fiscal year of the corporation, until the holders of the Class A Common Stock shall have received cash dividends aggregating 5% of the corporation's after-tax net earnings for its prior fiscal year, no cash dividends shall be paid to the holders of the Class C Common Stock or Class B Common Stock. In any fiscal year of the corporation in which the holders of the Class A Common Stock shall have received cash dividends aggregating 5% of the corporation's after-tax net earnings for its prior fiscal year, the holders of the Class C Common Stock and Class B Common Stock shall then be entitled to receive, when and as declared by the Board of Directors, out of any funds legally available therefor, cash dividends per share up to the amount of cash dividends per share theretofore received during such fiscal adjustment as provided in paragraph 2.2(4) hereof. In any fiscal year of the corporation, when the cash dividends per share paid to the holders of the Class C Common Stock during such fiscal year shall be the maximum amount permitted pursuant to the preceding sentence, such cash dividends, if any, as the Board of Directors may elect to pay during the balance of such fiscal year, out of any funds legally available therefor, shall be paid simultaneously on the Class A Common Stock, the Class B Common Stock and the Class C Common Stock in the same proportionate amounts per share as theretofore paid during the fiscal year on the Class A Common Stock, Class B Common Stock and the Class C Common Stock.

     (2) NONCUMULATIVE. Dividends on Class A Common Stock shall be noncumulative and no rights shall accrue to the holders of Class A Common Stock in the event that, in any fiscal year, the corporation shall fail to declare or pay dividends of up to 5% of the after-tax net earnings of the corporation for its prior fiscal year, whether or not the earnings of the corporation for the prior fiscal year were sufficient to pay such dividend in whole or in part.

     (3) NET EARNINGS AFTER TAXES. Net earnings after taxes for any fiscal year shall be the amount shown as after-tax net earnings in the corporation's audited statement of operations or audited consolidated statement of operations for the fiscal year, as the case may be. Such audited statement of operations or audited consolidated statement of operations shall be prepared in accordance with generally accepted accounting principles. The amount shown as after-tax net earnings in the audited statement of operations or audited consolidated statement of operation shall be final and binding upon the holders of Class A Common Stock.

     (4) DIVIDEND DILUTION PROTECTION. In the event of any stock split, stock dividend or other stock subdivision or stock combination, of or with respect to the Class B Common Stock and the Class C Common Stock of the corporation (each of the foregoing hereinafter referred to as an "Event") but not including shares of Class B Common Stock or Class C Common Stock issued in a merger or other business combination, then the maximum cash dividends per share payable to the holders of shares of Class B Common Stock and Class C Common Stock pursuant to the third sentence of paragraph 2.2(1) hereof shall be adjusted by multiplying each such per share cash dividend amount by a fraction whose numerator shall be the number of shares of Class B Common Stock and Class C Common Stock outstanding immediately prior to such Event and whose denominator shall be the number of shares of Class B Common Stock and Class C Common Stock outstanding immediately following such Event. Such adjustment shall be made at the time of each occurrence of an Event, giving effect to all prior adjustments. Holders of shares of Class A Common Stock shall be entitled to notice of any Event within ten (10) business days of its occurrence.

     2.3 PURCHASE. Nothing herein shall limit the right of the corporation to purchase any of its outstanding shares of Class A Common Stock in accordance with law, by public or private transaction.

     2.4 CONVERSION RIGHTS. The shares of Class A Common Stock shall not be convertible into the shares of any other class of stock of the corporation.

     2.5 LIQUIDATION PREFERENCE OVER CLASS C COMMON STOCK. In the event of dissolution, liquidation or winding up of the corporation (whether voluntary or involuntary), after payment or provision for payment of debts but before any distribution to the holders of shares of Class B Common Stock and Class C Common Stock, the holders of the shares of Class A Common Stock shall be entitled to receive $0.05 per share. Holders of shares of Class B Common Stock and Class C Common Stock shall then be entitled to receive $0.05 per share. All remaining assets of the corporation upon liquidation shall be distributed pro rata among the holders of the shares of Class A Common Stock, Class B Common Stock and Class C Common Stock. If the assets distributable among the holders of Class A Common Stock are insufficient to permit full payment to them of $0.05 per share, the entire assets of corporation shall be distributed prorata among the holders of the Class A Common Stock. None of the following events is a dissolution, liquidation or winding up within the meaning of this paragraph: consolidation, merger, or reorganization of the corporation with any other corporation or corporations, sale of all or substantially all the assets of the corporation, or any purchase or redemption by the corporation of any of its outstanding shares.

3. CLASS B AND CLASS C COMMON STOCK.

     3.1 VOTING RIGHTS. The holders of shares of Class C Common Stock shall have full voting rights at any annual or special meeting of the shareholders and as provided for in the Texas Business Corporation Act. Except as otherwise expressly provided by law, the holders of shares of Class B Common Stock shall have no voting rights at any annual or special meeting of the shareholders.

     3.2 DIVIDENDS. No cash dividends shall be declared or paid on Class C or Class B Common Stock in any fiscal year unless cash dividends paid during such fiscal year on outstanding Class A Common Stock shall equal at least 5% of the after-tax net earnings of the corporation for its prior fiscal year.

     3.3 PURCHASE. No Class C Common Stock or Class B Common Stock shall be purchased by the corporation in any fiscal year unless cash dividends shall have been paid during such fiscal year on outstanding Class A Common Stock in the amount of at least 5% of the after-tax net earnings of the corporation for its prior fiscal year. Except as provided in the foregoing sentence, nothing herein shall limit the right of the corporation to purchase any of its outstanding shares of Class C Common Stock or Class B Common Stock in accordance with law, by public or private transaction.

     3.4 CONVERSION RIGHT. The holders of the shares of Class B Common Stock shall have the right to convert Class B Common Stock shares into Class C Common Stock shares on a one-to-one ratio on such date as the Corporation's Board of Directors shall establish; and pending Board of Director action, the conversion date for Class B Common Stock to be issued shall be October 1, 1997. The holders of shares of Class B Common Stock shall have the right to convert Class B Common Stock shares into shares of Class A Common Stock, on a one-to-one basis, at any time after October 1, 1997, provided that the holders of shares of Class A Common Stock have approved an increase in the authorized number of shares of Class A Common Stock, as provided in Part 3.5 below.

     3.5 CONVOCATION OF MEETING OF SHARES OF THE CORPORATION. The holders of shares of Class B Common Stock shall have the right to require the Corporation from its 1995 fiscal year to its 1997 fiscal year (exclusively), to validly call and hold meetings of the holders of each class of stock in the capital of the Corporation, at least once during each such fiscal year until the consents and approvals of such holders have been obtained so that there shall exist such number of authorized shares of Class A Common Stock as is equal to the aggregate of (i) the issued and outstanding shares of the Class A Common Stock at the time of such consents and approvals and (ii) the number of shares of Class A Common Stock as may be issuable pursuant to any outstanding subscriptions, calls, options, warrants, or other agreements or rights to sell, purchase or subscribe for any shares of Class A Common Stock or convert any obligations into shares of Class A Common Stock.

4. DENIAL OF PREEMPTIVE RIGHTS. No holder of shares of any class of the corporation, Class A Common Stock, Class B Common Stock or Class C Common Stock, shall have any preemptive right to subscribe for or acquire additional shares of the corporation of the same or any other class, whether such shares shall be hereby or hereafter authorized; and no holder of shares of any class of the corporation shall have any right to acquire any shares which may be held in the treasury of the corporation. All such additional or treasury shares may be sold for such consideration, at such time, and to such person or persons as the Board of Directors may from time to time determine.

5. CLASS A COMMON STOCK INTO CLASS C COMMON STOCK AND PREFERRED STOCK INTO CLASS A COMMON STOCK. Each outstanding share of Class A Common Stock shall become one share of Class C Common Stock, par value $0.05 per share, and each outstanding share of Preferred Stock, par value $0.05 per share, shall become one share of Class A Common Stock, par value $0.05 per share effective upon the issuance by the Secretary of State of the State of Texas of the Certificate of Amendment to the Second Restated and Amended Articles of Incorporation wherein this Article Four becomes part of the Second Restated and Amended Articles of Incorporation of the corporation.

                                  ARTICLE FIVE

     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of ONE THOUSAND DOLLARS ($1,000.00).

                                   ARTICLE SIX

     The post office address of its registered office is 7900 Callaghan Road, San Antonio, Texas 78229, and the name of its registered agent at such address is Frank E. Holmes.

                                  ARTICLE SEVEN

     The number of directors constituting the present board of directors is five, and the names and addresses of those persons who presently serve as directors and who will continue to serve as directors until their successors are elected and qualified are:

                 NAME                                 ADDRESS
         --------------------            ---------------------------------
         Frank E. Holmes                 7900 Callaghan Road
                                         San Antonio, TX 78229

         Bobby D. Duncan                 7900 Callaghan Road
                                         San Antonio, TX 78229

         Victor Flores                   7900 Callaghan Road
                                         San Antonio, TX 78229

         Jerold H. Rubinstein            11400 W. Olympic Blvd., Ste. 1100
                                         Los Angeles, CA   90064-1507

         Roy D. Terracina                7900 Callaghan Road
                                         San Antonio, TX 78229

                                  ARTICLE EIGHT

     [The name and  address of each  incorporator  is omitted  as  permitted  by
Article 4.07 B of the Texas Business Corporation Act].

                                  ARTICLE NINE

     The corporation shall have the power to indemnify its directors, officers, employees, and agents and to purchase and maintain liability insurance for those persons as, and to the fullest extent, permitted by Article 2.02-1 of the Texas Business Corporation Act, as now or hereafter amended, or by any successor provision thereto.

                                   ARTICLE TEN

     Any contract or other transaction between the corporation and one or more of its directors, or between the corporation and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of the interested director or directors at the meeting of the Board of Directors of the corporation that acts upon, or in reference to, the contract or transaction, and notwithstanding his or their participation in the action, if the fact of such interest shall be disclosed or otherwise known to the Board of Directors and the Board of Directors shall nevertheless authorize or ratify the contract or transaction, the interested director or directors to be counted in determining whether a quorum is present and to be entitled to vote on such authorization or ratification; and no director shall be liable to account to the corporation for any profits realized by reason of interest therein when such contract or other transaction has been authorized or ratified in accordance with the foregoing. This Article Ten shall not be construed to invalidate any contract or transaction which would otherwise be valid in the absence of this provision.

                                 ARTICLE ELEVEN

     Notwithstanding any provision in Article Nine to the contrary, no director of the Company shall be liable to the Company or its shareholders for monetary damages or an act or omission in the director's capacity as a director, except for liability for (i) any breach of a director's duty of loyalty to the Company or its shareholders, (ii) an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) any transaction from which as director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, (iv) an act or omission for which the liability of a director is expressly provided for by statute or (v) an act related to an unlawful stock repurchase or payment of a dividend.

     If the Texas Miscellaneous Corporation Laws Act is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation of personal liability provided herein, shall be limited to the fullest extent permitted by the amended Texas Miscellaneous Corporation Laws Act. Any repeal or modification of this paragraph by the shareholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

                                 ARTICLE TWELVE

     Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote provided: (1) a consent or consents in writing, setting forth the action so taken, are signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted; and (2) prompt notice of such action is given to those shareholders entitled to vote who did not consent in writing to the action.

                                   ARTICLE IV

     The amendment made by these Third Restated and Amended Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act, and such amendment was duly adopted by the holders of the Corporation's voting Common Stock (Class C Common Stock) by written consent on September 20, 1996.

                                    ARTICLE V

     The number of shares entitled to vote on the amendment made by these Third Restated and Amended Articles of Incorporation, the same constituting all of the outstanding shares of voting Common Stock (the Class C Common Stock) of the Corporation, was 563,904. The number of shares of Class C Common Stock which voted for such amendment by signing the written consent was 392,211 or 69.55% of the shares of Class C Common Stock outstanding.

                                   ARTICLE VI

     The amendment does not effect a change in the amount of the stated capital.

     IN WITNESS WHEREOF, we have hereunto set our hands this 20th day of September, 1996. U.S. GLOBAL INVESTORS, INC.

                                   by: /s/ Frank E. Holmes
                                       -----------------------------------------
                                       FRANK E. HOLMES, CHIEF EXECUTIVE OFFICER

                                   by: /s/ Susan B. McGee
                                       -----------------------------------------
                                       SUSAN B. MCGEE, SECRETARY

STATE OF TEXAS
COUNTY OF BEXAR

     Before me, a Notary Public, on this day personally appeared FRANK E. HOLMES and SUSAN B. McGEE, known to me to be the persons whose names are subscribed to the foregoing document, and being by me first duly sworn, declared that the statements therein contained are true and correct.

     Given under my hand and seal of office this 20th day of September, 1996.


                                   /s/ Cindy L. Neathery
                                   ----------------------------
                                   Notary Public, State of Texas

                                   My Commission Expires:  July 21, 1998

S  E  A  L